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                                                                    EXHIBIT 10.2

                       DIRECTOR NON-COMPETITION AGREEMENT

     This Director Non-Competition Agreement ("Non-Competition Agreement"), dated as of August 19, 2008, is made by and among Bank of the San Juans Bancorporation ("SJ Bancorp"), Bank of the San Juans ("SJ Bank"), Glacier Bancorp, Inc. ("GBCI"), and the undersigned, each of whom is a non-employee director of SJ Bancorp and SJ Bank. This Non-Competition Agreement takes effect on the effective date of the proposed Merger (the "Effective Date") referenced below.

                                    RECITALS

A. SJ Bancorp has entered into a Plan and Agreement of Merger (the "Merger Agreement") dated as of the date hereof, with GBCI. Pursuant to the terms of the Merger Agreement, SJ Bancorp will merge with and into GBCI, and SJ Bank will become a wholly owned subsidiary of GBCI (the "Merger").

B. The parties to this Non-Competition Agreement believe that the future success and profitability of GBCI and SJ Bank following the Merger require that existing non-employee directors of SJ Bank (the "Directors") not be affiliated in any substantial way with a Competing Business (as defined herein) for a reasonable period of time after closing of the Merger and/or termination of the Director's status as a director of SJ Bank.

                                    AGREEMENT

     In consideration of the parties' performance under the Merger Agreement, the Directors agree as follows:

1. DEFINITIONS. Capitalized terms not defined in this Non-Competition Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Non-Competition Agreement:

     a. Competing Business. "Competing Business" means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) or holding company thereof that competes or will compete within the Covered Area with SJ Bank or any of GBCI's bank subsidiaries or affiliates.

     b. Covered Area. "Covered Area" means the geographical area within La Plata County, Colorado or Archuleta County, Colorado.

     c. Term. "Term" means the period of time beginning on the Effective Date and ending on the later of (i) three (3) years after the Effective Date or (ii) one year following termination of a Director's service on the Board of Directors of SJ Bank.

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2.   PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 5 or 6, during the Term, no Director may become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including without limitation, (a) as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, or representative, or (b) during the organization and pre-opening phases in the formation of a Competing Business.

3. NO SOLICITATION. During the Term, no Director may, directly or indirectly, solicit or attempt to solicit (a) any employees of SJ Bank or any of GBCI's bank subsidiaries or affiliates to participate, as an employee or otherwise, in any manner in a Competing Business, or (b) any customers of SJ Bank or GBCI's subsidiaries or affiliates to transfer their business to a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

4. CONFIDENTIAL INFORMATION. During and after the Term, the Directors will not disclose any confidential information of SJ Bancorp, SJ Bank, GBCI or GBCI's subsidiaries or affiliates obtained by such person except in accordance with a judicial or other governmental order.

5. OUTSIDE COVERED AREA. Nothing in this Non-Competition Agreement prevents a Director from becoming involved with, as a shareholder, member, partner, director, officer, manager, investor, organizer, founder, employee, consultant, agent, representative, or otherwise, with a financial institution that has no operations in the Covered Area.

6. PASSIVE INTEREST. Notwithstanding anything to the contrary contained herein, nothing in this Non-Competition Agreement will prevent a Director from owning 5% or less of any class of security of a Competing Business.

7. REMEDIES. Any breach of this Non-Competition Agreement by a Director will entitle SJ Bank and/or GBCI, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

8. GOVERNING LAW, VENUE AND ENFORCEABILITY. This Non-Competition Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Colorado. The parties must bring any legal proceeding arising out of this Non-Competition Agreement in the City and County of Denver, Colorado. If any court determines that the restrictions set forth in this Non-Competition Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable.

9. INDIVIDUAL OBLIGATIONS. The obligations of each of the Directors under this Non-Competition Agreement are intended to be several and not joint.


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10.  COUNTERPARTS. The parties may execute this Non-Competition Agreement in one or more counterparts, including facsimile counterparts. All the counterparts will be construed together and will constitute one Agreement.

                      SIGNATURES APPEAR ON FOLLOWING PAGE.


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This Director Non-Competition Agreement is executed as of August 19, 2008.

GLACIER BANCORP, INC.                   BANK OF THE SAN JUANS
                                        BANCORPORATION


By                                      By
   ----------------------------------      -------------------------------------
   Michael J. Blodnick                     Arthur C. Chase, Jr.
   President & Chief Executive             President & Chief Executive Officer
   Officer


                                        BANK OF THE SAN JUANS


                                        By
                                           -------------------------------------
                                           Arthur C. Chase, Jr.
                                           President & Chief Executive Officer


DIRECTORS:


-------------------------------------   ----------------------------------------
Thomas P. Berry                         Randy D. Burton


-------------------------------------   ----------------------------------------
John R. Hatch                           Thomas F. Melchior


-------------------------------------   ----------------------------------------
James E. Rockelmann                     Douglas Simonson


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